The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-255917
Subject to completion, dated March 21, 2024
Preliminary Prospectus Supplement
(To Prospectus dated May 7, 2021)

SiriusPoint Ltd.
$       % Senior Notes due
We are offering $      aggregate principal amount of   % Senior Notes due    (the “Notes”). Interest on the Notes is payable semi-annually in arrears on and of each year, commencing on   , 2024. The Notes are scheduled to mature on   ,   (the “Scheduled Maturity Date”). Under certain conditions, we will be required to postpone repayment of the Notes on the Scheduled Maturity Date. See “Description of the Notes—Maturity” and “Description of the Notes—Conditions to Redemption and Repayment.”
We may, at our option, redeem some or all of the Notes at any time or from time to time, at the applicable redemption price and subject to the terms described under the heading “Description of the Notes—Redemption—Optional Redemption” and “Description of the Notes—Conditions to Redemption and Repayment.” We may also redeem all of the Notes under the circumstances described under the heading “Description of the Notes—Redemption—Redemption for Tax Purposes.”
Notwithstanding anything to the contrary set forth herein, the Notes may not be redeemed at any time or repaid if the Enhanced Capital Requirement (as defined herein) is or would be breached immediately before or after giving effect to such redemption or repayment of the Notes, unless we or one of our subsidiaries replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules (as defined herein); provided that any redemption of the Notes prior to    will be subject to BMA Approval (as defined here).
The Notes will be our unsecured senior obligations and will rank in right of payment equally with all of our other existing and future unsecured and senior indebtedness, senior with all of our existing and future subordinated indebtedness, and structurally or contractually subordinated to any existing and future obligations of our subsidiaries, including amounts owed to holders of reinsurance and insurance policies issued by our reinsurance and insurance company subsidiaries.
Concurrently with this offering, we are commencing a tender offer and consent solicitation for any and all of our 4.600% senior notes due 2026 and announcing the redemption of our 7.00% senior notes due 2025. See “Prospectus Supplement Summary—Concurrent Transactions.” This prospectus supplement is not an offer to purchase those notes, nor a notice of redemption.
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein before buying the Notes.
None of the SEC, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority, any states securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Per Note	Total
Public offering price(1)%	$
Underwriting discount(2)%	$
Proceeds, before expenses, to SiriusPoint Ltd. %	$
(1)
The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from   , 2024 and must be paid by the purchasers if the Notes are delivered after   , 2024.

(2)	See “Underwriting” for additional disclosure regarding the underwriting discount and estimated offering expenses.
The Notes will not be listed on any securities exchange or quoted on an automated quotation system. Currently there is no public market for the Notes.
The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment in New York, New York on    , 2024.
Joint Book-Running Managers
BMO Capital Markets	HSBC	Jefferies	J.P. Morgan
Prospectus Supplement dated    , 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer of the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained or incorporated by reference in the accompanying prospectus is accurate as of any date other than the date on the front cover of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the Notes. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities. This prospectus supplement and the accompanying prospectus also incorporate by reference documents that are described under “Where You Can Find More Information.” If the description of this offering or the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Unless the context otherwise indicates or requires, as used in this prospectus supplement, references to “SiriusPoint,” “we,” “our,” “us” and the “Company” refer to SiriusPoint Ltd. and its directly and indirectly owned subsidiaries, including Sirius International Insurance Group, Ltd. (“Sirius Group”), as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint Ltd. exclusive of its subsidiaries. References to “$” and “dollars” are to United States dollars.
Before purchasing any Notes, you should read both this prospectus supplement and the accompanying prospectus, together with the additional information about SiriusPoint to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA (as defined herein) for the issue and transfer of the Notes for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein contain both historical and forward-looking statements within the meaning of Section 27A of the Securities Act (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, without limitation, statements regarding prospects for our industry, our business strategy, plans, goals and expectations concerning our market position, international expansion, investment portfolio expectations, future operations, margins, profitability, efficiencies, capital expenditures, liquidity and capital resources and other non-historical financial and operating information. When used in this prospectus supplement, the words “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases are intended to identify forward-looking statements.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:
•	our ability to attract and retain key senior management;
•	a downgrade or withdrawal of our financial ratings;
•	our ability to execute on our strategic transformation, including changing the mix of business between insurance and reinsurance and restructuring our underwriting platform;
•
the impact of unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility;

•	the costs, expenses and difficulties of the integration of the operations of Sirius Group;
•	fluctuations in our results of operations;
•	inadequacy of loss and loss adjustment expense reserves, the lack of availability of capital, and periods characterized by excess underwriting capacity and unfavorable premium rates;
•	the performance of financial markets, impact of inflation, and foreign currency fluctuations;
•	legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint;
•	our ability to compete successfully in the (re)insurance market and the effect of consolidation in the (re)insurance industry;
•	technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers;
•	the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas;
•	geopolitical uncertainty, including the ongoing conflicts in Europe and the Middle East;
•	our ability to retain highly-skilled employees and the effects of potential labor disruptions due to COVID-19 or otherwise;
•
the outcome of legal and regulatory proceedings, regulatory constraints on our business, including legal restrictions on certain of our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us, and losses from unfavorable outcomes from litigation and other legal proceedings;

•	reduced returns or losses in SiriusPoint’s investment portfolio;
S-iii

•
our concentrated exposure in funds and accounts managed by Third Point LLC, our lack of control over Third Point LLC, our limited ability to withdraw our capital accounts and conflicts of interest among various members of Third Point Advisors LLC, Third Point Enhanced LP, Third Point LLC and us;

•
our exposure or potential exposure to corporate income tax in Bermuda and the E.U., U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced;

•	risks associated with delegating authority to third party managing general agents;
•	and future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures.
Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this prospectus supplement ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in the Notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. See “Risk Factors.”
The Company
SiriusPoint Ltd. was formed following a merger between Sirius International Insurance Group, Ltd. (“SIG”) and Third Point Reinsurance Ltd. on February 26, 2021. We are a global underwriter of insurance and reinsurance, headquartered in Bermuda. Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “SPNT.” As of December 31, 2023, we had common shareholders’ equity of $2.3 billion, total capital of $3.3 billion and total assets of $12.9 billion.
We have licenses to write property, casualty, and accident & health insurance and reinsurance globally, including admitted & non-admitted licensed companies in the United States, a Bermuda company licensed as a Class 4 insurer, a Lloyd’s of London syndicate and managing agency, and an internationally licensed company domiciled in Sweden.
Concurrent Transactions
Redemption
On March 21, 2024, we announced that we will redeem all $115 million aggregate principal amount of our 7.00% senior notes due 2025 (the “2025 Notes”) on April 22, 2024 (the “Redemption Date”) (the “Redemption”). On the Redemption Date, we will pay to the registered holders of the 2025 Notes a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the 2025 Notes to be redeemed and (ii) an amount equal to the sum of the present values of each of the remaining scheduled payments of principal of and interest on the 2025 Notes to be redeemed (not including any portion of the payments of interest accrued to, but not including, such Redemption Date), each discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the weekly average yield on actively traded U.S. Treasury securities adjusted to a nominal constant maturity of one year plus 0.50%, or 50 basis points; plus, in the case of each of clause (i) and (ii), accrued and unpaid interest, if any, on the principal amount of the 2025 Notes to be redeemed to, but not including, such Redemption Date.
Tender Offer and Consent Solicitation
On March 21, 2024, we commenced an offer to purchase for cash any and all of our outstanding $400 million aggregate principal amount 4.600% senior notes due 2026 (the “2026 Notes”) (the “Tender Offer”). The Tender Offer will expire at 5:00 p.m. (New York City time), on April 19, 2024, unless extended or terminated earlier by us (the “Tender Offer Expiration”). Consideration for the 2026 Notes are described in an offer to purchase and consent solicitation, dated March 21, 2024 (the “Offer to Purchase”).
In connection with the Tender Offer, SiriusPoint is also soliciting consents from the holders of the 2026 Notes for the adoption of a proposed amendment to the indenture governing the 2026 Notes (the “2026 Indenture”) to reduce the minimum required notice period for the redemption of the 2026 Notes from 30 days to three business days. Until 5:00 p.m., New York City time, on April 4, 2024, unless extended or earlier terminated by SiriusPoint (the “Early Expiration Time”), consents may be revoked at any time, but not thereafter, except as may be required by applicable law.
Following the Early Expiration Time or settlement following the Tender Offer Expiration, as applicable, we intend to deliver a notice of redemption to redeem any 2026 Notes outstanding that are not purchased pursuant to the Tender Offer. We are not obligated to redeem 2026 Notes that are not tendered and accepted in the Tender Offer, and there can be no assurance we will do so. Statements of intent in this prospectus supplement do not constitute a notice of redemption under the 2026 Indenture. Any such notice, if made, will only be made in accordance with the provisions of the 2026 Indenture.
The Tender Offer is being made solely on the terms and subject to the conditions described in the Offer to Purchase, dated March 21, 2024, relating to the Tender Offer. This prospectus supplement is not an offer to purchase the 2026 Notes.
The Tender Offer is subject to a number of conditions that may be waived or changed, including the closing of this offering. There can be no assurance as to whether the Tender Offer will be consummated. The offering of the Notes is not conditioned on the completion of the Tender Offer.
We intend to fund the purchase of the 2026 Notes validly tendered and accepted for purchase in the Tender Offer with the net proceeds from this offering or other available cash. See “Use of Proceeds.”

THE OFFERING
Issuer
SiriusPoint Ltd.
Securities Offered
$    aggregate principal amount of   % Senior Notes due   .
Interest Rate
  % per annum.
Interest Payment Dates
Interest will accrue from   , 2024 and will be payable semi-annually in arrears on and of each year, beginning on   , 2024.
Scheduled Maturity Date
  ,   .
Final Maturity Date
Unless the Notes are redeemed prior to maturity, the Notes will mature, and the principal amount of the Notes will become payable, on the Final Maturity Date, at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date. The “Final Maturity Date” means (i)   ,    (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements (as defined in “—Conditions to Redemption and Repayment”) are satisfied, or (ii) otherwise, following the Scheduled Maturity Date, the earlier of (A) the date falling ten (10) business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (B) the date on which a Winding-Up (as defined herein) of us occurs.
For the avoidance of doubt and unless otherwise stated, interest shall continue to accrue and be payable for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the indenture nor a default of any kind and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.
If, as of the Solvency Test Date (as defined herein) or any date thereafter and including on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, we (A) do not have sufficient capital to satisfy the Enhanced Capital Requirement (as defined in “—Redemption—General”) or (B) would not have sufficient capital to satisfy the Enhanced Capital Requirement after giving effect to the repayment of the Notes (each of (A) and (B), an “ECR Condition”), then we will be required to promptly begin using Commercially Reasonable Efforts (as defined herein), subject to the existence of a Market Disruption Event (as defined herein), to raise proceeds from the issuance of Qualifying Securities (as defined herein) in an amount at least equal to the principal amount of the Notes due to be repaid (the “Replacement Capital Obligation”).

If the Replacement Capital Obligation is satisfied, or the BMA Redemption Requirements are satisfied through other means prior to the Scheduled Maturity Date, then the Scheduled Maturity Date will be the Final Maturity Date.
Failure to use Commercially Reasonable Efforts to satisfy a Replacement Capital Obligation will not constitute a default or an event of default under the indenture or give rise to a right of acceleration of payment of the Notes or any similar remedy under the terms of the indenture or the Notes, but would constitute a breach of covenant under the indenture for which the sole remedy would be a suit to enforce specific performance of such covenant (subject to the provisions of the indenture described in the “Description of the Notes”).
BMA Redemption Requirements
Notwithstanding anything to the contrary set forth herein, the Notes may not be redeemed at any time or repaid if the Enhanced Capital Requirement (as defined herein) is or would be breached immediately before or after giving effect to such redemption or repayment of the Notes, unless we or one of our subsidiaries replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules (as defined herein); provided that any redemption of the Notes prior to    will be subject to BMA Approval (as defined herein) (collectively, the “BMA Redemption Requirements”).
Optional Redemption
Prior to    (three months prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, subject to the provisions set forth under “—Conditions to Redemption and Repayment,” in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the Notes to be redeemed;
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
Subject to the BMA Redemption Requirements described above, on or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
See “Description of the Notes—Redemption.”
Ranking
The Notes will be our unsecured senior obligations and will rank:
•	equally in right of payment with all of our other existing and future unsecured and senior indebtedness;
•	senior in right of payment with all of our existing and future subordinated indebtedness; and
•
structurally or contractually subordinated in right of payment to any existing and future obligations of our subsidiaries, including amounts owed to holders of reinsurance and insurance policies issued by our reinsurance and insurance company subsidiaries.

As of December 31, 2023, we had no outstanding borrowings under the revolving credit facility, and had not requested any additional commitments under the revolving credit facility. As of December 31, 2023, $1.3 billion of letters of credit had been issued. Under the cash secured letter of credit facilities, we provide collateral that consists of cash and cash equivalents and debt securities. As of December 31, 2023, total cash and cash equivalents and debt securities with a fair value of $1.4 billion were pledged as collateral against the letters of credit issued. Because the Notes will not be guaranteed by any of our subsidiaries, the obligations of our subsidiaries in respect of the revolving credit facility are structurally senior to the Notes.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $  . We intend to use these net proceeds, together with available cash, to fund the purchase of the 2026 Notes validly tendered and accepted for purchase in the Tender Offer. We intend to use any remaining proceeds for general corporate purposes, which may include the redemption, repurchase or repayment at maturity of indebtedness (including the Redemption).
Listing
The Notes will be a new issue of securities and there is currently no established trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any automated quotation system. Although we have been advised by the underwriters that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. See “Underwriting.”
Covenants
The indenture governing the Notes contains limited covenants, including limitations on consolidations, mergers, amalgamations and sales of substantially all assets and limitations on liens on the capital stock of certain designated subsidiaries. These covenants are subject to important qualifications and limitations. See “Description of the Notes—Certain Covenants.”
Denomination and Form
We will issue the Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, including the depositaries for Euroclear and Clearstream. Except in the limited circumstances described herein, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names and will not receive or be entitled to receive Notes in definitive form. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors
Investing in the Notes involves risks that are described or referred to under “Risk Factors” beginning on page S-7 of this prospectus supplement.
Trustee
The Bank of New York Mellon
Governing Law
New York

RISK FACTORS
Investing in the Notes involves risks. Before investing in the Notes, you should carefully consider the risks described below and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business, results of operations or financial condition could be materially adversely affected by any of these risks.
This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” above and in the accompanying prospectus.
Risks Relating to Our Business and Other Risks
For a discussion of risks related to our business and operations, in addition to the below, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023. See “Where You Can Find More Information” in this prospectus supplement.
Risk Relating to this Offering and the Notes
The Notes will be structurally or contractually subordinated to the liabilities of our subsidiaries and effectively subordinated to our secured debt.
The Notes will be our obligations exclusively and not of any of our subsidiaries. The Notes will be structurally or contractually subordinated to all liabilities of our subsidiaries, and the indenture governing the Notes will not restrict the ability of our subsidiaries to incur indebtedness that would be structurally senior to the Notes. We have entered into a senior unsecured revolving credit facility that permits us to borrow an aggregate of $300.0 million. The revolving credit facility also provides access to loans for working capital and general corporate purposes, and letters of credit to support obligations under insurance and reinsurance agreements, retrocessional agreements and for general corporate purposes. Because the Notes will not be guaranteed by any of our subsidiaries, the obligations of our subsidiaries in respect of the revolving credit facility are structurally senior to the Notes.
The Notes will be unsecured. We have entered into secured letter of credit facilities that are bilateral agreements that generally renew on an annual basis. The letters of credit issued under the secured letter of credit facilities are fully collateralized. The Notes will be effectively subordinated in right of payment to any secured indebtedness, including such secured letters of credit, to the extent of the value of the assets securing that indebtedness. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, there may not be sufficient assets remaining and we may not have sufficient assets to pay amounts due on the Notes.
After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds” (including, if any, the redemption of the 2026 Notes outstanding after the consummation of the Tender Offer), as of December 31, 2023, our total consolidated senior unsecured indebtedness would be comprised of the Notes offered hereby. As of December 31, 2023, we had no outstanding borrowings under the revolving credit facility and $1.3 billion of letters of credit had been issued. Under the cash secured letter of credit facilities, we provide collateral that consists of cash and cash equivalents and debt securities. As of December 31, 2023, total cash and cash equivalents and debt securities with a fair value of $1.4 billion were pledged as collateral against the letters of credit issued. As of December 31, 2023, with respect to liabilities of our insurance and reinsurance subsidiaries, net reserves for loss and loss adjustment expenses was $3.3 billion.
We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us.
We are a holding company. A significant portion of our operations are conducted through our insurance and reinsurance subsidiaries. Our only significant assets are investments in our subsidiaries. Because substantially all of our operations are conducted through our subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to pay any amounts due on the Notes depends on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us. The Notes will be exclusively SiriusPoint Ltd.’s obligations, and will not be guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to make any funds available for payment on the Notes, whether by distributions, loans or other payments. In addition, the ability of our insurance and reinsurance subsidiaries to make distributions to us is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions, and, as a result, adversely affect our overall liquidity. The ability of all of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations and the terms of our agreements, including our revolving credit facility and letters of credit.
We may not have the ability to raise the funds necessary to pay the principal of or interest on the Notes.
At the Final Maturity Date, the entire principal amount of the Notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the Notes on the interest payment dates, beginning on   , 2024. We may not have enough available cash or be able to obtain sufficient financing, on favorable terms or at all, at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our existing or future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or our failure to pay the principal amount when due, other than if we are required to postpone payment due to failure to satisfy the BMA Redemption Requirements, will constitute an event of default under the indenture governing the Notes. A default under the indenture could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the Notes.
We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied.
You may be required to bear the financial risks of an investment in the Notes beyond the Scheduled Maturity Date for the Notes. We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied. Any such deferral could last for an indefinite period of time. If payment of the principal amount of the Notes is deferred on the Scheduled Maturity Date because such payment would not satisfy the BMA Redemption Requirements, you will only be entitled to receive the principal amount of your Notes after we have determined that the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made. Holders will have no remedies against us for deferral of payment of principal as a result of a failure to satisfy the BMA Redemption Requirements and if we cannot satisfy the BMA Redemption Requirements on the Scheduled Maturity Date, the probability that holders will be repaid at a later date will be reduced. See “Description of the Notes—Maturity,” “Description of the Notes—Conditions to Redemption and Repayment” and “Description of the Notes—Events of Default.”
To the extent a secondary market develops for the Notes, the market price of the Notes may be adversely affected if repayment of the Notes has been deferred. If repayment of the Notes has been deferred or if investors perceive that there is a likelihood that repayment of the Notes will be deferred, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be lower and/or more volatile than the market prices of other securities that are not subject to deferral.
The indenture under which the Notes will be issued will contain only limited protection for holders of the Notes if in the future we are involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.
The indenture will not contain any provisions restricting our ability to:
•	incur additional unsecured debt, including debt senior in right of payment to the Notes;
•	pay dividends on or purchase or redeem capital stock;
•	sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•	enter into transactions with affiliates;
•	create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions;

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries; or
•	issue equity securities.
Additionally, the indenture will not require us to offer to purchase the Notes in connection with a change of control or require that we adhere to any financial tests or ratios or specified levels of net worth. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.
Covenants contained in our credit facilities restrict our current and future operations and could trigger prepayment obligations.
Our revolving credit facility and letter of credit facilities contain various business and financial covenants that impose restrictions on us and certain of our subsidiaries with respect to, among other things:
•	consummating mergers and consolidations, acquisitions, amalgamations, and sales of substantially all assets;
•	incurring indebtedness and providing guarantees;
•	disposing of stock and other assets;
•	paying dividends, and repurchasing stock;
•	making investments;
•	entering into transactions with affiliates; and
•	incurring liens.
These facilities also have various financial covenants, including with respect to minimum net worth and maximum debt to capitalization. Complying with these covenants could limit our financial and operational flexibility. We may also enter into future debt arrangements containing similar or different restrictive covenants. In addition, our failure to comply with these covenants could result in an event of default under the agreements governing our indebtedness, including the credit facilities and the 2017 SEK Subordinated Notes. Such a default may allow the lenders thereunder to accelerate the loans and may result in the acceleration of any other debt which has a cross-acceleration or cross-default provision that applies to our revolving credit facility. In addition, an event of default under our revolving credit facility would permit the lenders to terminate all commitments to extend further credit under our revolving credit facility and demand early repayment. In the event our lenders or other debt holders accelerate the repayment of any borrowings that may be outstanding, we and our subsidiaries may not have sufficient assets or liquidity to repay that indebtedness, we may not be able to refinance such indebtedness on favorable terms, or at all, and these prepayment obligations could have an adverse effect on our results of operations and financial condition.
If an active and liquid trading market for the Notes does not develop, the market price of the Notes may decline and you may be unable to sell your Notes prior to maturity.
The Notes will be a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. The underwriters have indicated to us that they intend to make a market for the Notes after this offering is completed as permitted by applicable law. However, the underwriters are not obligated to make a market in the Notes and may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, no assurance can be given:
•	that an active trading market will develop or be maintained for the Notes;
•	as to the liquidity of any market that does develop; or
•	as to your ability to sell any Notes you may own or the price at which you may be able to sell your Notes.

Credit ratings of the Notes may change and affect the market price and marketability of the Notes.
Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each issuing rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from the issuing rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market price or marketability of the Notes and increase our corporate borrowing costs.
We may, subject to the BMA Redemption Requirements, redeem the Notes prior to the Final Maturity Date, which may adversely affect your return.
We may, at our option, redeem some or all of the Notes at any time or from time to time at the applicable redemption price and subject to the terms described in “Description of the Notes—Redemption—Optional Redemption.” We may also redeem the Notes in certain circumstances as described under “Description of the Notes—Redemption—Redemption for Tax Purposes.” If we choose to redeem the Notes, subject to the BMA Redemption Requirements, prevailing interest rates at the time of redemption may be lower than the interest rate on the Notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Notes. In addition, the redemption of the Notes may be a taxable event to you for U.S. federal income tax purposes.
The Notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.
Unless certificated Notes are issued in exchange for book-entry interests in the Notes, owners of book-entry interests will not be considered owners or holders of the Notes. Instead, DTC, or its nominee, will be the sole holder of the Notes. Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike holders of the Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.
We cannot assure you as to the market price for the Notes; therefore, you may suffer a loss.
We cannot assure you as to the market price for the Notes. If you are able to resell your Notes, the price you receive will depend on many other factors that may vary over time, including:
•	the number of potential buyers;
•	the level of liquidity of the Notes;
•	our credit ratings or the ratings of our insurance subsidiaries’ financial strength and claims paying ability published by major credit ratings agencies;
•	the credit ratings of the Notes;
•	our financial performance and financial condition;
•	the amount of total indebtedness we have outstanding;
•	the level, direction and volatility of market interest rates generally;
•	the market for similar securities;
•	the ranking of the Notes;
•	the repayment and redemption features of the Notes; and

•	the time remaining until the Notes mature.
As a result of these and other factors, you may be able to sell your Notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the Notes and market rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.
U.S. persons who own our Notes may have more difficulty in collecting against us than they would against U.S. debtors.
Creditors of a company in Bermuda, such as SiriusPoint, may enforce their rights against such company by legal process in Bermuda, although enforcement in Bermuda may not be the only means of enforcement. Where a creditor seeks to use legal process in Bermuda, it would first have to obtain a judgment in its favor against SiriusPoint by pursuing a legal action against SiriusPoint in Bermuda. This would entail retaining attorneys in Bermuda and (in the case of a plaintiff who is a U.S. person) pursuing an action in a jurisdiction that would be foreign to the plaintiff. Pursuing such an action could be more costly than pursuing corresponding proceedings against a U.S. corporation or U.S. person.
Appeals from decisions of the Supreme Court of Bermuda (the first instance court for most civil proceedings in Bermuda) may be made in certain cases to the Court of Appeal for Bermuda. In turn, appeals from the decisions of the Court of Appeal may be made in certain cases to the English Privy Council. Rights of appeal in Bermuda may be more restrictive than rights of appeal in the United States.
In the event that we become insolvent, the rights of a creditor against us would be severely impaired.
In the event of our insolvent liquidation (or appointment of a provisional liquidator), a creditor may pursue legal action only upon obtaining permission to do so from the Supreme Court of Bermuda. The rights of unsecured creditors in an insolvent liquidation will extend only to proving a claim in the liquidation and receiving a distribution pro rata along with other unsecured creditors to the extent of our available assets (after the payment of costs of the liquidation and the distribution of assets to creditors with higher priority, such as secured creditors and preferential creditors). However, creditors not subject to the Bermuda jurisdiction are not prevented from taking action against us in jurisdictions outside Bermuda unless there has been a stay or an injunction by the courts of that jurisdiction preventing them from doing so. In those circumstances, any judgment thus obtained may be capable of enforcement against our assets located outside Bermuda.
The impairment of the rights of an unsecured creditor may be more severe in an insolvent liquidation in Bermuda than would be the case where a U.S. person has a claim against a U.S. corporation that becomes insolvent. This is so mainly because in the event of an insolvency, Bermuda law may be more generous to secured creditors (and hence less generous to unsecured creditors) than U.S. law. The rights of secured creditors in an insolvent liquidation in Bermuda remain largely unimpaired, with the result that secured creditors will be paid in full to the extent of the value of the security they hold. Another possible consequence of the favorable treatment of secured creditors under Bermuda insolvency law is that a rehabilitation of an insolvent company in Bermuda may be more difficult to achieve than the rehabilitation of an insolvent U.S. corporation.
You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.
We are a Bermuda exempted company. In addition, some of our directors and officers and some of the named experts referred to in this prospectus supplement and the accompanying prospectus are not residents of the United States, and a substantial portion of our assets is located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the Notes will be approximately $   , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use these net proceeds, together with available cash, to fund the purchase of the 2026 Notes validly tendered and accepted for purchase in the Tender Offer. We intend to use any remaining proceeds for general corporate purposes, which may include the redemption, repurchase or repayment at maturity of indebtedness (including the Redemption).
Following the Early Expiration Time or settlement following the Tender Offer Expiration, as applicable, we intend to deliver a notice of redemption to redeem any 2026 Notes outstanding that are not purchased pursuant to the Tender Offer. The interest rate of the 2026 Notes is 4.600% per annum, payable semi-annually. The 2026 Notes mature on November 1, 2026. The Tender Offer is subject to a number of conditions, including a financing condition, that may be waived or changed. See “Prospectus Supplement Summary—Concurrent Transactions.” There can be no assurance as to whether the Tender Offer will be consummated. This prospectus supplement is not an offer to purchase the 2026 Notes, nor a notice of redemption for the 2026 Notes.
The interest rate of the 2025 Notes is 7.00% per annum, payable semi-annually. The 2025 Notes mature on February 13, 2025. See “Prospectus Supplement Summary—Concurrent Transactions” for further information regarding the Redemption. The Redemption is not conditioned on the consummation of this debt offering. This prospectus supplement is not a notice of Redemption.

CAPITALIZATION
The following table shows our capitalization on an actual and as adjusted basis, giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds” (including, if any, the redemption of the 2026 Notes outstanding after the consummation of the Tender Offer) as of December 31, 2023. This table should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes in our Annual Report on Form 10-K for the year ended December 31, 2023 incorporated by reference into this prospectus supplement.
	As of December 31, 2023
	Actual	As Adjusted
	(In millions, except share data)
Debt obligations
Revolving credit facility	$—	$—
Floating Rate SEK Subordinated Notes due 2047	267.9	267.9
4.600% Senior Notes due 2026	403.5	—
7.00% Senior Notes due 2025	114.8	—
Notes offered hereby	—
Total debt obligations	786.2

Shareholders’ equity
Series B Preference Shares (par value $0.10; authorized and issued: 8,000,000)	$200.0	$200.0
Common shares (par value $0.10, issued and outstanding: 168,120,022)	16.8	16.8
Additional paid-in capital	1,693.0	1,693.0
Retained earnings	601.0	601.0
Accumulated other comprehensive loss	3.1	3.1
Shareholders’ equity attributable to SiriusPoint common shareholders	2,513.9	2,513.9
Total capitalization	$3,300.1	$

DESCRIPTION OF THE NOTES
SiriusPoint Ltd. (the “Issuer”) will issue the Notes under an indenture, dated as of    , 2024 between the Issuer and The Bank of New York Mellon (the “Trustee”) (the “Base Indenture”), as supplemented by a supplemental indenture to be dated as of    , 2024, between the Issuer and the Trustee (together with the Base Indenture, the “Indenture”). The Notes are a series of unsecured and senior debt securities of the Issuer.
The description of the Notes in this prospectus supplement and the accompanying prospectus is a summary only, is not complete and is subject to, and qualified by reference to, all of the provisions of the Indenture and the Notes. The Issuer urges you to read the Indenture and the Notes because they define your rights as a holder of Notes. A copy of the Indenture, including the form of the Notes, is available without charge upon request to the Issuer at the address provided under “Where You Can Find More Information.” Capitalized terms used in this “Description of the Notes” that are not defined in this prospectus supplement have the meanings given to them in the Indenture.
As used in this description of the Notes, references to the “Issuer” refer only to SiriusPoint Ltd. and do not include any of its current or future subsidiaries.
General
The Issuer will issue the Notes as a new series of debt securities under the Indenture initially in an aggregate principal amount of $   . The Issuer may, without the consent of the holders of the Notes, issue an unlimited principal amount of additional notes having identical terms as the Notes offered hereby other than issue date, issue price, the first interest payment date and first interest accrual date (the “additional Notes”) and which will be deemed to be in the same series as the Notes offered hereby. The Issuer will only be permitted to issue such additional Notes if, at the time of such issuance, no event of default has occurred and is continuing under the Indenture with respect to the Notes. Any additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the holders of the Notes; provided that if any additional Notes are not (a) issued pursuant to a “qualified reopening” of the Notes offered hereby, (b) otherwise treated as part of the same “issue” of debt instruments as the Notes offered hereby or (c) issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes, they will be issued with a separate CUSIP number, ISIN and other identifying number (as applicable).
The Trustee will initially act as the Issuer’s paying agent for the Notes. The Notes will be payable at the corporate trust office of the Trustee, or an office or agency maintained by the Issuer for such purpose, in the Borough of Manhattan, The City of New York. The Issuer will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
The Notes will be issued only in registered form in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
The Issuer does not intend to apply for listing of the Notes on any securities exchange.
Interest
The Notes will bear interest at a rate of    % per year. The Issuer will pay interest on the Notes semi-annually in arrears on     and     of each year, beginning on    , 2024. The Issuer will make each interest payment to the holders of record at the close of business on the immediately preceding     and    .
Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If an interest payment date for the Notes falls on a day that is not a business day, the interest payment date may be postponed to the next business day, no interest with respect to such interest payment shall accrue for the intervening period, and payment may be made on the Notes with the same force and effect as if made on the date that is not a business day. If the maturity date of the Notes falls on a day that is not a business day, the Issuer may pay principal and accrued and unpaid interest on the Notes on the next business day, and no interest on that payment will accrue from and after the maturity date.

Maturity
Unless the Notes are redeemed prior to maturity, the Notes will mature, and the principal amount of the Notes will become payable, on the Final Maturity Date, at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date. The “Final Maturity Date” means (i)    , (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements (as defined in “—Conditions to Redemption and Repayment”) are satisfied, or (ii) otherwise, following the Scheduled Maturity Date, the earlier of (A) the date falling ten (10) business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (B) the date on which a Winding-Up (as defined herein) of the Issuer occurs.
For the avoidance of doubt and unless otherwise stated, interest shall continue to accrue and be payable for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the Indenture nor a default of any kind and will not give holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies.
The Indenture will provide that if, with respect to the Notes:
(i)
as of the Solvency Test Date (as defined herein) or any date thereafter and including on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, the Issuer (A) does not have sufficient capital to satisfy the Enhanced Capital Requirement (as defined in “—Redemption—General”) or (B) would not have sufficient capital to satisfy the Enhanced Capital Requirement after giving effect to the repayment of the Notes (each of (A) and (B), an “ECR Condition”), then the Issuer will be required to promptly begin using Commercially Reasonable Efforts (as defined herein), subject to the existence of a Market Disruption Event (as defined herein), to raise proceeds from the issuance of Qualifying Securities (as defined herein) in an amount at least equal to the principal amount of the Notes due to be repaid (the “Replacement Capital Obligation”);

(ii)
on or after the Solvency Test Date and prior to the Scheduled Maturity Date, the Issuer is unable to satisfy any ECR Condition, then the Issuer shall, within ten (10) business days of the principal executive officer or the principal financial officer of the Issuer becoming aware of the Issuer’s inability to so satisfy such ECR Condition, notify the Trustee in writing of such inability (and direct the Trustee to transmit such notice to the holders of the Notes); provided, however, that the Issuer shall provide any such notice no later than the business day immediately preceding the Scheduled Maturity Date; and

(iii)
the Scheduled Maturity Date and Final Maturity Date are not the same, after a Final Maturity Date has been established, then (A) the Issuer shall promptly notify the Trustee in writing of such Final Maturity Date (and direct the Trustee to transmit such notice to the holders of the Notes); and (B) if the Issuer will then be unable to satisfy any ECR Condition as of such Final Maturity Date, the Issuer shall, promptly after the principal executive officer or the principal financial officer of the Issuer becomes aware of the Issuer’s inability to so satisfy such ECR Condition, notify the Trustee in writing of such inability (and direct the Trustee to transmit such notice to the holders of the Notes); provided, however, that the Issuer shall provide any such notice no later than the business day immediately preceding such Final Maturity Date.

If a successful issuance of Qualifying Securities satisfying the Replacement Capital Obligation occurs after the Solvency Test Date, but prior to the Scheduled Maturity Date or the Final Maturity Date, as may be applicable (an “RCO Satisfying Issuance”), then (i) such RCO Satisfying Issuance will constitute an issuance of replacement capital in satisfaction of the BMA Redemption Requirements for redemptions or repayments occurring prior to or on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, and (ii) the Issuer shall promptly notify the Trustee of such RCO Satisfying Issuance in writing (and direct the Trustee to transmit such notice to the holders of the Notes). Subject to the prior sentence, the Replacement Capital Obligation will continue to apply until the earliest of (i) an RCO Satisfying Issuance, (ii) the BMA Redemption Requirements being satisfied by means other than an RCO Satisfying Issuance; provided that, if the BMA Redemption Requirements cease to be satisfied prior to the Final Maturity Date, the Replacement Capital Obligation will be reinstated or (iii) the occurrence of an event of default. Accordingly, the Replacement Capital Obligation will cease to apply if the Issuer is able to restore the Issuer’s compliance with the Enhanced Capital Requirement, after giving effect to repayment of the Notes, by a means other than the issuance of Qualifying Securities or with an issuance of Qualifying Securities that is less than the principal amount of the Notes, subject to the reinstatement of the Replacement Capital Obligation as described in the preceding sentence.
Although the Issuer’s failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance of Qualifying Securities to satisfy the Replacement Capital Obligation, subject to the existence of a Market Disruption Event, would constitute a breach of a covenant under the Indenture (a “Replacement Capital Obligation Default”), it will not in any case constitute a default or an event of default under the Indenture or give rise to a right of acceleration of payment of the Notes or any other remedy under the terms of the Indenture or the Notes. The sole remedy for a breach of such covenant is for the Trustee (at the direction of the required holders) or the holders of at least 25% in aggregate principal amount of the Notes (provided that no holder of the Notes may pursue any such remedy under the Indenture unless the Trustee will have failed to act after, among other things, notice of a breach of such covenant and request by holders of at least 25% in principal amount of the Notes have requested the Trustee to bring suit and offered to the Trustee indemnity reasonably satisfactory to it) to bring suit for specific performance of the Issuer’s obligations with respect to such covenant to use such Commercially Reasonable Efforts with respect to the Replacement Capital Obligation.
For the avoidance of doubt, the Replacement Capital Obligation will not apply at any time while the Enhanced Capital Requirement is satisfied, and if the Issuer would continue to satisfy the Enhanced Capital Requirement after giving effect to a redemption or repayment of the Notes on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable.
As used herein:
“Commercially Reasonable Efforts” means commercially reasonable efforts consistent with the efforts of a comparable third party in the Issuer’s industry operating under similar circumstances in carrying out of obligations to complete the offer and sale of Qualifying Securities, subject to the existence of a Market Disruption Event, in an amount necessary to satisfy the Replacement Capital Obligation, to third parties that are not the Issuer’s subsidiaries in either public offerings or private placements.
“Qualifying Securities” means any securities (other than the Issuer’s common shares, rights to purchase the Issuer’s common shares and securities convertible into or exchangeable for the Issuer’s common shares, such as preference shares that are convertible into the Issuer’s common shares) having equal or better capital treatment as the capital represented by the Notes under the Group Rules (as defined in “—Redemption—General”).
“Solvency Test Date” means    ,    (the date that is six (6) months prior to the Scheduled Maturity Date).
“Winding-Up” will occur, with respect to any person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such person of a successor in business of such person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by the holders of a majority in aggregate principal amount of the outstanding Notes and (B) do not provide that the Notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.
For the definitions of “Enhanced Capital Requirement” and “Group Rules,” see “—Redemption—General” below, and for the definition of “BMA Redemption Requirements,” see “—Conditions to Redemption and Repayment” below.
Market Disruption Event
A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
•
trading in securities generally (or in the Issuer’s common shares, preference shares or other securities specifically) on the New York Stock Exchange, any other U.S. national or international securities exchange or over-the-counter market on which the Issuer’s common shares and/or preference shares and/or other securities are then listed or traded shall have been suspended or settlement on any such exchange generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;
•
the Issuer would be required to obtain the consent or approval of the Issuer’s common or preference shareholders (to the extent required) or of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Qualifying Securities in order to satisfy the Replacement Capital Obligation, and that consent or approval has not yet been obtained notwithstanding the Issuer’s Commercially Reasonable Efforts to obtain that consent or approval;

•
a banking moratorium shall have been declared by the federal or state authorities of Bermuda, the United Kingdom, the United States and/or any member state of the European Economic Area (“EEA”) and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

•
a material disruption shall have occurred in commercial banking or securities settlement or clearance services in Bermuda, the United Kingdom, the United States and/or any member state of the EEA and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

•
Bermuda, the United Kingdom, the United States and/or any member state of the EEA shall have become engaged in hostilities, there shall have been an escalation in hostilities involving Bermuda, the United Kingdom, the United States and/or any member state of the EEA, there shall have been a declaration of a national emergency or war by Bermuda, the United Kingdom, the United States and/or any member state of the EEA or there shall have occurred any other national or international calamity or crisis (including any pandemic or epidemic) and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

•
there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, currency exchange rates or exchange controls, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

•
an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Securities would, in the Issuer’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (i) the disclosure of that event at such time, in the Issuer’s reasonable judgment, is not otherwise required by law and would have an adverse effect on the Issuer’s business in any material respect, (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede, delay or otherwise negatively affect the Issuer’s ability to consummate that transaction or (iii) the event relates to a previously undisclosed material (re)insurance loss and the disclosure of that event at such time, in the Issuer’s reasonable judgment, is impeded by the current nature of such event and the extent of losses remain under consideration by the Issuer’s management pending further information from brokers, cedants or insureds; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•
the Issuer reasonably believes that the offering document for the offer and the sale of Qualifying Securities would not be in compliance with a rule or regulation of the SEC or any other securities regulatory authority or exchange to which the Issuer is subject (for reasons other than those described in the immediately preceding bullet) and the Issuer is unable to comply with such rule or regulation or such compliance is unduly burdensome; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

If the Issuer is subject to a Replacement Capital Obligation, the Issuer may provide written certification to the Trustee (and direct the Trustee to transmit such notice to the holders of the Notes) within ten (10) business days of the later of (i) the occurrence of a Market Disruption Event or (ii) the beginning of the period of the Replacement Capital Obligation (if such Market Disruption Event occurred prior to the Replacement Capital Obligation period beginning and is continuing) certifying that a Market Disruption Event has occurred and is continuing. If such notice is provided, the Issuer will be excused from the Issuer’s obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation for an initial suspension period of 90 consecutive days following such certification. The Issuer may extend a suspension period by providing written certification to the Trustee (and directing the Trustee to transmit such notice to the holders of the Notes) on or prior to the expiration of such suspension period, certifying that the applicable Market Disruption Event is continuing, in which case, the Issuer’s obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation will be excused for an additional 60 consecutive days following such further certification. Following the expiration of the applicable suspension period, the Issuer’s obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation shall be reinstated. The Issuer’s ability to initiate or extend a suspension period in connection with a Market Disruption Event will also be subject to the limits on suspension periods provided for in the definition of Market Disruption Event (if applicable). Notwithstanding the foregoing time limitations as to suspension in connection with a particular Market Disruption Event, the suspension of the Issuer’s obligations pursuant to the foregoing shall not prohibit the further suspension of obligations in connection with, and the Issuer shall be entitled to provide separate notices with respect to, any separate and distinct Market Disruption Event(s). In addition, for the avoidance of doubt, the Issuer shall not be prohibited during any suspension of the requirements to use Commercially Reasonable Efforts during a Market Disruption Event from issuing any Qualifying Securities.
For the avoidance of doubt, the Trustee shall have no responsibility to make any determinations or calculations under the Indenture, nor shall it be charged with monitoring or knowledge of (i) the Replacement Capital Obligation or any terms thereof, which shall be the Issuer’s responsibility, (ii) the occurrence or continuation of any Replacement Capital Obligation Default, which shall be made by the holders of the Notes, (iii) whether Commercially Reasonable Efforts have been made, (iv) whether the conditions to redemption and repayment have been satisfied, (v) whether the BMA Redemption Requirements have been satisfied, (vi) whether a Market Disruption Event has occurred, (vii) whether the Final Maturity Date has occurred, or (viii) whether an ECR Condition has been met.
Ranking
The Notes will:
•	represent unsecured senior obligations of the Issuer and will rank equally with all of the Issuer’s other existing and future unsecured and senior indebtedness;
•	rank senior in right of payment with all of our existing and future subordinated indebtedness; and
•
be contractually or structurally subordinated in right of payment to any existing and future obligations of the Issuer’s subsidiaries, including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries.

As of December 31, 2023, we had no outstanding borrowings under the revolving credit facility, and had not requested any additional commitments under the revolving credit facility. As of December 31, 2023, $1.3 billion of letters of credit had been issued. Under the cash secured letter of credit facilities, we provide collateral that consists of cash and cash equivalents and debt securities. As of December 31, 2023, total cash and cash equivalents and debt securities with a fair value of $1.4 billion were pledged as collateral against the letters of credit issued. Because the Notes will not be guaranteed by any of our subsidiaries, the obligations of our subsidiaries in respect of the revolving credit facility are structurally senior to the Notes.
Holders of the Notes will have a junior position to claims of creditors against the Issuer’s subsidiaries, including insurance and reinsurance policyholders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preference shareholders. Any claims of the Issuer as the creditor of such subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary that is structurally senior to that held by the Issuer.

Because the Issuer is a holding company and a significant part of the Issuer’s operations is conducted through subsidiaries, a significant portion of its cash flow, and consequently its ability to service debt, including the Notes, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to the Issuer in the form of dividends or other transfers.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect the Issuer’s subsidiaries’ ability to transfer funds to the Issuer. Therefore, the Issuer may not have sufficient assets or funds to repay principal and interest on the Notes. In addition, insurance companies, including some of the Issuer’s direct and indirect subsidiaries, are subject to insurance laws and regulations that, among other things, require those companies to maintain certain levels of capital and surplus, and further restrict the amount of dividends and other distributions that may be paid to the Issuer. These restrictions can include obtaining prior approval of insurance regulators having jurisdiction over the Issuer’s insurance subsidiaries before an insurance subsidiary can pay dividends or distributions to the Issuer. The rights of the Issuer’s creditors (including the holders of the Notes) to participate in distributions on equity interests owned by the Issuer in certain of its subsidiaries, including the Issuer’s insurance subsidiaries, may be materially adversely affected if the Issuer is unable to receive sufficient dividends or distributions from its direct and indirect subsidiaries.
In accordance with the Group Supervision Rules (as defined in “—Redemption—General”), the Notes will be unencumbered and do not give rise to a right of set-off against the claims and obligations of the Issuer or any insurance subsidiary thereof to an investor or creditor. By purchasing the Notes, each holder of the Notes is deemed to agree and acknowledge that (i) no security or encumbrance of any kind is, or will at any time be, provided by the Issuer or any of its affiliates to secure the rights of holders of the Notes and (ii) the Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of the Issuer or its regulated operating subsidiaries to any person in whose names the Notes are registered or any creditor of the Issuer or its regulated operating subsidiaries.
Redemption
Optional Redemption
Prior to     (three months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Notes at its option, subject to the provisions set forth under “—Conditions to Redemption and Repayment,” in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
Subject to the BMA Redemption Requirements described below, on or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Redemption for Tax Purposes
The Issuer may, at its option, subject to the provisions set forth under “—Conditions to Redemption and Repayment,” redeem the Notes, at any time, in whole but not in part, following the occurrence of a Tax Event at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date.
General
As used herein:
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Issuer or the Insurance Group, and which shall initially mean the Group Supervision Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the Issuer or the Insurance Group.
“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Issuer or the Insurance Group, as the context requires, a regulator that administers the Applicable Supervisory Regulations.
“BMA Approval” means the BMA has given, and not withdrawn by the applicable redemption date, its prior consent to the redemption of such Notes.
“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act from time to time, or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.
“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets applicable to the Issuer or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
“Insurance Group” means all subsidiaries of the Issuer that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations. For the avoidance of doubt, Insurance Group refers to all such regulated insurance or reinsurance subsidiaries or other entities, on a collective basis, of which the BMA is the group supervisor.
“Tax Event” means, with respect to the Notes, if at any time the Issuer receives an opinion of counsel that as a result of (i) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (ii) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to the Issuer, or a decision rendered by a court of competent jurisdiction in a taxing jurisdiction whether or not such decision was rendered with respect to the Issuer), the Issuer will be required as of the next interest payment date to pay additional amounts with respect to the Notes as provided in “-Payment of Additional Amounts,” and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available.
“Tier 3 Capital” means “Tier 3 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 3 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Mandatory Redemption; Open Market Purchases
The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer or its affiliates may at any time and from time to time purchase Notes in the open market or otherwise, subject to the BMA Redemption Requirements.
Conditions to Redemption and Repayment
Notwithstanding anything to the contrary set forth herein, the Notes may not be redeemed at any time or repaid if the Enhanced Capital Requirement is or would be breached immediately before or after giving effect to such redemption or repayment of the Notes, unless the Issuer or one of its subsidiaries replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules; provided that any redemption of the Notes prior to     will be subject to BMA Approval (collectively, the “BMA Redemption Requirements”).
In the event that the Notes are not redeemed or repaid as a result of a failure to satisfy the BMA Redemption Requirements, interest on the Notes will continue to accrue and be paid on each interest payment date until the first date on which final payment on the Notes may be made, at which time the Notes will become due and payable, and will be finally repaid at the principal amount of the Notes, together with any accrued and unpaid interest.
Notwithstanding any provision of the Notes or the Indenture, in the event of non-payment on a scheduled redemption date or the Scheduled Maturity Date resulting from a failure to satisfy the BMA Redemption

Requirements, the Notes to be redeemed or repaid will not become due and payable on such date, and such non-payment will constitute neither an event of default under the Indenture or the Notes nor a default of any kind with respect to the Notes, and will not give holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies.
Certain Covenants
In addition to the covenants set forth in the prospectus under the section titled “Description of Debt Securities,” the Indenture will contain the following principal covenants:
Limitation on Liens on Stock of Significant Subsidiaries
The Issuer will not, nor will the Issuer permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien, on any shares of capital stock of any Significant Subsidiary.
The term “Significant Subsidiary” means any present or future consolidated majority-owned subsidiary that meets condition (2) set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the test used therein), provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Issuer are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.
The term “indebtedness” means, with respect to any person:
•
the principal of and any premium and interest on (i) indebtedness of such person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

•	all capitalized lease obligations of such person;
•
all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•
all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

•
all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

•
all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of value of such property or assets or the amount of the obligation so secured; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Events of Default
The following events will constitute an event of default under the Indenture with respect to the Notes:
•	a default in payment of principal or any premium when due, other than if the Issuer is required to postpone payment due to failure to satisfy the BMA Redemption Requirements;
•	a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days;

•
a failure to observe or perform any of the Issuer’s other obligations under the debt securities or the Indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days’ written notice of the failure; provided, however, notwithstanding the foregoing, the Issuer’s failure to use Commercially Reasonable Efforts or to otherwise satisfy the Replacement Capital Obligation shall in no case be a “default” or an “event of default” and shall not allow any acceleration or any other similar remedy with respect to the Notes; provided further that the only remedy for a breach of such covenant shall be an action for specific performance with respect to such covenant to use Commercially Reasonable Efforts with respect to the Replacement Capital Obligation;

•
default under any other indenture, mortgage, bond, debenture, note or other instrument, under which the Issuer or its subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $100,000,000 in aggregate principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization.
If an event of default described in the last bullet point above occurs, then the principal amount of the Notes shall be immediately due and payable without any declaration or any other action on the part of the Trustee or any holder.
If an event of default described in any other bullet point above, subject to the limitations with respect to the Replacement Capital Obligation described above, occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal and accrued interest of the Notes to be due and payable immediately. Upon a declaration by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes, the Issuer will be obligated to pay the principal amount of the Notes.
An event of default may be waived by the holders of a majority in principal amount of the Notes at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:
•
the Issuer has paid or deposited with the Trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the Trustee; and

•	all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the Indenture, however, the holders of a majority in aggregate principal amount of the Notes may waive past defaults under the Indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the Notes. Further, at any time after a Replacement Capital Obligation Default has occurred and is continuing, the holders of a majority in aggregate principal amount of the Notes may, on behalf of the holders of all Notes, waive any such Replacement Capital Obligation Default and its consequences with respect to the Notes.
The Indenture entitles the Trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the holders of the Notes for any actions taken by the Trustee at the request of the holders of the Notes. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the Trustee to indemnification as described above and except as otherwise described in the Indenture, the Indenture provides that the holders of a majority of the aggregate principal amount of the Notes may direct the time, method and place of any proceeding to exercise any right or power conferred in the Indenture or for any remedy available to the Trustee.
The Indenture provides that no holders of the Notes may institute any action against the Issuer, except for actions for payment of overdue principal, any premium or interest, unless:
•	such holder previously gave written notice of the continuing default to the Trustee;
•
the holders of at least 25% in aggregate principal amount of the outstanding Notes asked the Trustee to institute the action and offered to the Trustee indemnity reasonably satisfactory to the Trustee for doing so;

•	the Trustee did not institute the action within 60 days of the request and offer of indemnity; and

•	no direction inconsistent with such request has been given to the Trustee by the holders of a majority in aggregate principal amount of the outstanding Notes.
The Indenture provides that the Issuer will file annually with the Trustee a certificate either stating that no default exists or specifying any default that does exist.
Payment of Additional Amounts
The Issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Notes without withholding or deduction for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Issuer is otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the Notes is made (each, a “Taxing Jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof) (“Law”). If a withholding or deduction is required by Law in a Taxing Jurisdiction, the Issuer will, subject to certain limitations and exceptions described below, pay to the holder and beneficial owner of the Note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder and beneficial owner, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such Note or in the Indenture to be then due and payable.
The Issuer will not be required to pay any additional amounts for or on account of:
(1)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant Taxing Jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcing rights under, such Note, (b) presented, where presentation is required, such Note for payment in the relevant Taxing Jurisdiction if such payment could have been made without such tax, fee, duty, assessment or government charge by presenting such Note for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such Note for payment on any day within that 30-day period;

(2)
any tax, fee, duty, assessment or governmental charge of whatever nature payable other than by withholding from payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Notes;

(3)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(4)
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such Note to comply with any reasonable written request by the Issuer addressed to the holder or beneficial owner within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which in each case is required or imposed by Law of the relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(5)
any withholding or deduction imposed on or in respect of any Notes pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(6)	any combination of items (1), (2), (3), (4) and (5).

In addition, the Issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such Note if such payment would be required by the Laws of the relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Notes.
The Issuer will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the Notes, the Indenture, or any other document or instrument required in relation thereof, and the Issuer will agree to indemnify the holders and beneficial owners for any such taxes paid by such holders and beneficial owners. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.
Discharge, Defeasance and Covenant Defeasance
The discharge, defeasance and covenant defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Terms of the Debt Securities—Satisfaction and Discharge” and “Defeasance and Covenant Defeasance” will apply to the Notes.
Modification of the Indenture
Changes Not Requiring Holder Approval. The Indenture provides that the Issuer and the Trustee may enter into one or more supplemental indentures without the consent of the holders of the Notes to:
•	evidence a successor person’s assumption of the Issuer’s obligations (including additional amounts, if any) under the Indenture and the Notes;
•	add covenants or other provisions that protect holders of the Notes;
•
cure any ambiguity or inconsistency in the Indenture, or between the Indenture and this prospectus supplement and the accompanying prospectus, or to make any other provision with respect to matters or questions arising under the Indenture, provided that such correction does not materially adversely affect the holders of the Notes;

•	establish the forms or terms of other series of debt securities permitted by the Indenture;
•	evidence a successor trustee’s acceptance of appointment; or
•	make any other change that does not materially and adversely affect the interests of the holders of the Notes.
Changes Requiring a Majority Vote. The Indenture also permits the Issuer and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes to change, in any manner, the Indenture and the rights of the holders of the Notes, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected Note is required for changes that:
•	extend the stated maturity of, or reduce the principal of any Note;
•	reduce the rate or extend the time of payment of interest;
•	reduce any amount payable upon redemption;
•	change the currency in which the principal, any premium or interest is payable;
•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
•	impair the right to institute a suit for the enforcement of any payment on any Note when due; or
•	reduce the percentage of principal amount of the Notes required to approve changes to the Indenture.

In addition, no modification or amendment may, without the consent of each holder of an affected Note and the BMA, change the stated maturity of, the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any of the Notes.
Book-Entry System
The Issuer will issue the Notes in the form of one or more permanent global notes in definitive, fully registered form. The global note will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee in accordance with the FAST Balance Certificate Agreement between DTC and the Trustee.
Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global note will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.
Investors may elect to hold beneficial interests in the global notes through either DTC, or Euroclear or Clearstream, if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global note, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global note held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.
DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.
Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.
Distributions with respect to the Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.
Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between DTC’s participating organizations (the “DTC Participants”) on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global note from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy of that information.
Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Certificated Notes
The Issuer will issue certificated notes to each person that DTC identifies as a beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:
•
DTC notifies the Issuer that it is no longer willing or able to continue as depositary for such global note or if DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and the Issuer has not appointed a successor depositary within 90 days of that notice; or

•	the Issuer executes and deliver to the Trustee an Issuer Order stating that such global note shall be so exchangeable.
Governing Law; Waiver of Jury Trial
The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture will provide that the Issuer and the Trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.
Regarding the Trustee
The Bank of New York Mellon will act as Trustee under the Indenture. The Issuer and certain of the Issuer’s subsidiaries have in the past and may from time to time in the future utilize the commercial banking, custodial and/or other investment-related services regularly offered by the Trustee or its affiliates in the ordinary course of business.

TAX CONSIDERATIONS
Bermuda Taxation
Currently, there is no Bermuda withholding tax on interest paid by the Company. In addition, currently no Bermuda tax will be imposed upon a sale or other disposition of Notes by holders that are not ordinarily resident in Bermuda.
United States Taxation
The following is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of the Notes. It applies only to U.S. Holders (as defined below) that acquire Notes in this offering at their original issue price (which is generally expected to be the price to the public indicated in the front of this prospectus supplement) and hold such Notes as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment purposes). This summary is based on the Code, its legislative history, U.S. Treasury Regulations, published rulings of the U.S. Internal Revenue Service (“IRS”), judicial decisions and other applicable authorities, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not apply to holders subject to special rules, including brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, banks, thrifts and other financial institutions, persons liable for alternative minimum tax, persons that are, or hold their Notes through, partnerships or other pass-through entities, certain former citizens and former long-term residents of the United States, taxpayers who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, persons that hold the Notes as part of a hedging, integration, conversion or constructive sale transaction or a straddle, or persons whose functional currency is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below.
This summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances. Further, it does not address any aspect of non-U.S., state, local or estate or gift taxation or the 3.8% Medicare tax imposed on certain net investment income. This summary is not binding on the IRS. The Company has not sought, and does not plan to seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court. Prospective investors should consult their tax advisor regarding the particular U.S. federal income tax consequences to them of the ownership and disposition of the Notes, as well as the effects of other U.S. federal tax laws and state, local and non-U.S. tax laws.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Note who, for U.S. federal income tax purposes, is a citizen or individual resident of the United States, a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.
If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are a partnership considering an investment in the Notes (or if you are a partner in such a partnership), you should consult your tax advisor about the U.S. federal income tax consequences of owning and disposing of the Notes.
This summary constitutes neither tax nor legal advice to any particular investor. Prospective investors should consult their tax advisor to determine the specific tax consequences and risks to them of owning and disposing of the Notes, including the application to their particular situation of any U.S. federal, state, local, and non-U.S. tax laws and of any applicable income tax treaty.

Classification of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the Notes. Based upon the analysis of the relevant facts and circumstances, we believe the Notes should be classified as indebtedness for U.S. federal income tax purposes and we intend to so treat the Notes. By investing in the Notes, holders of the Notes agree to treat the Notes as indebtedness for U.S. federal income tax purposes, unless otherwise required by applicable law. There can be no assurance, however, that the IRS will not treat the Notes as equity for U.S. federal income tax purposes and such treatment, if successfully asserted by the IRS, may have adverse U.S. federal income tax consequences to a holder of the Notes. You should consult your tax advisor regarding the appropriate characterization of the Notes and the tax consequences that would apply to you if the IRS were to successfully assert that the Notes are not indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.
Interest on the Notes
We expect, and this discussion assumes, that the Notes will be issued with less than a de minimis amount of original issue discount, if any.
A U.S. Holder must generally include stated interest on a Note (including the amount of any taxes withheld on payments of interest and any additional amounts paid with respect thereto) as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. Interest paid or accrued on the Notes will generally be treated as foreign source income and generally will be passive category income for U.S. foreign tax credit limitation purposes, with certain limited exceptions. The rules governing foreign tax credits are complex and, therefore, you should consult your tax advisor regarding the availability of foreign tax credits in your particular circumstances.
Sale, Exchange or Repurchase of the Notes
A U.S. Holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note in an amount equal to the difference, if any, between the amount realized upon the sale, exchange, redemption or other taxable disposition (reduced by any amounts attributable to accrued but unpaid interest, which will be treated as interest as described above under “Interest on the Notes”) and the U.S. Holder’s adjusted tax basis in the Note exchanged therefor. A U.S. Holder’s initial tax basis in a Note will generally equal the amount that the U.S. Holder paid for the Note. Any gain or loss that a U.S. Holder recognizes on a taxable disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year. Long-term capital gain of non-corporate U.S. Holders may be eligible for reduced rates of taxation. Such gain or loss will generally be treated as U.S. source income or loss for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses may be limited.
Reporting Obligations with Respect to Non-U.S. Assets
Certain U.S. Holders are required to report information relating to an interest in the Notes, subject to certain exceptions (including an exception for Notes held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Notes. U.S. Holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. U.S. Holders should consult their tax advisor regarding information reporting requirements relating to their ownership of the Notes.

UNDERWRITING
BMO Capital Markets Corp., HSBC Securities (USA) Inc., Jefferies LLC and J.P. Morgan Securities LLC are acting as representatives of the underwriters named below. HSBC Securities (USA) Inc. and Jefferies LLC are also acting as structuring advisors on the transaction. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
BMO Capital Markets Corp.	$
HSBC Securities (USA) Inc.
Jefferies LLC
J.P. Morgan Securities LLC

Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make with respect to those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the Notes at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of   % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of  % of the principal amount of the Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
We estimate that our expenses, not including the underwriting discount, in connection with this offering will be approximately $  million.
New Issue of Notes
The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market for the Notes after this offering is completed as permitted by applicable law. However, they are under no obligation to do so and may cease any market-making at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active trading market for the Notes will develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our financial performance or prospects, general economic conditions and other factors.

Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Alternative Settlement Cycle
We expect that delivery of the Notes will be made to investors on or about    , 2024, which will be the T+  business day following the date of this prospectus supplement (such settlement being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult with their own advisors.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriters and their respective affiliates have directly or indirectly provided investment banking, commercial banking and other services to us for which they have received customary compensation and expense reimbursement. The underwriters and their respective affiliates may in the future provide similar services to us. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of BMO Capital Markets Corp. serve as syndication agent, joint lead arranger and joint bookrunner, HSBC Securities (USA) Inc. serve as joint lead arranger and documentation agent and J.P. Morgan Securities LLC serve as administrative agent, L/C agent, fronting bank, joint lead arranger and joint bookrunner under our senior unsecured revolving credit facility. In addition, affiliates of certain underwriters serve as lenders under our senior unsecured revolving credit facility. In addition, BMO Capital Markets Corp., HSBC Securities (USA) Inc., Jefferies LLC and J.P. Morgan Securities LLC, underwriters for this offering, are also acting as dealer managers in connection with the Tender Offer. We have agreed to reimburse the dealer managers for certain out-of-pocket expenses in connection with the Tender Offer.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Each underwriter (a) may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
None of the underwriters or any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, the Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in this document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in their possession for the purposes of issue, or will issue or have in their possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and the underwriters will not offer or sell any of the Notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the

Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).
This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

LEGAL MATTERS
Certain legal matters relating to the Notes will be passed upon for us as to Bermuda law by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and as to U.S. law by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriters have been represented in connection with this offering by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Third Point Enhanced LP appearing in SiriusPoint’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Ernst & Young Ltd., an independent registered public accounting firm.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the website is http://www.sec.gov. We also maintain a website at www.siriuspt.com. None of the information contained on, or that may be accessed through, our website or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC relating to the securities to be offered and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, reference is made to the exhibits for a more complete description of the matter involved. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.
We “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;
•
Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2023 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022); and

•	Current Reports on Form 8-K filed with the SEC on February 5, 2024 and February 9, 2024.
All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus supplement by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
SiriusPoint Ltd.
Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
Telephone: (441) 542-3300
Attention: Corporate Secretary

PROSPECTUS

SIRIUSPOINT LTD.
Common Shares
Preference Shares
Senior Debt Securities
Depositary Shares
Warrants
Units
Share Purchase Contracts
By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
Our common shares, $0.10 par value per share (“Common Shares”) are listed on the New York Stock Exchange (the “NYSE”) under the symbol “SPNT.” On May 5, 2021, the last reported sale price of our Common Shares on the NYSE was $10.64 per share.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.
Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference into this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our Common Shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). In granting the general permission, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.
The date of this prospectus is May 7, 2021.

i

About This Prospectus
This prospectus is part of a registration statement that SiriusPoint Ltd. (“SiriusPoint”) filed with the SEC using a “shelf” registration process. Unless the context otherwise indicates or requires, as used in this prospectus, references to “we,” “our,” “us” and the “Company” refer to SiriusPoint and its directly and indirectly owned subsidiaries, including Sirius Group (as defined below), as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint Ltd. exclusive of its subsidiaries.
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”
The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
Neither we, the selling shareholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation.
You should not assume that the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.
ii

Disclosure Regarding Forward-Looking Statements
This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain both historical and forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information, and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend” and the negative of these or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements.
These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the costs, expense and difficulties of the integration of the operations of Sirius International Insurance Group, Ltd. (“Sirius Group”); the impact of the novel coronavirus (COVID-19) pandemic or other unpredictable catastrophic events that could adversely affect our results of operations and financial condition; fluctuations in our results of operations; a downgrade or withdrawal of our financial ratings would significantly and negatively affect our ability to implement our business strategy successfully; loss and loss adjustment expenses reserves may be inadequate to cover SiriusPoint’s ultimate liability for losses and as a result its financial results could be adversely affected; global climate change and/or periods characterized by excess underwriting capacity and unfavorable premium rates may have an adverse effect on our business, operating results and financial conditions; SiriusPoint’s investment portfolio may suffer reduced returns or losses; adverse changes in interest rates, foreign currency exchange rates, equity markets, debt markets or market volatility could result in significant losses to SiriusPoint’s investment portfolio; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; SiriusPoint’s significant deferred tax assets, which could become devalued if either SiriusPoint does not generate sufficient future taxable income or applicable corporate tax rates are reduced; the lack of availability of capital; future strategic transactions such as acquisitions, dispositions, mergers, strategic investments or joint ventures; cyber breaches; our concentrated exposure in Third Point Enhanced LP (the “TP Fund”) whose investment strategy may bear substantial investment risks; and conflicts of interest among various members of the TP Fund, Third Point LLC and SiriusPoint may adversely affect us.
Additional factors that could materially affect these forward-looking statements can be found in our reports filed with the SEC that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements.

Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our reports filed with the SEC that are incorporated by reference into this prospectus, as well as any other reports that we may file from time to time with the SEC and all other information contained or incorporated by reference into this prospectus or in any prospectus supplement hereto, as updated by our subsequent filings under the Exchange Act. See “Where You Can Find More Information.”

Our Company
SiriusPoint Ltd.
SiriusPoint is an international specialty insurance and reinsurance company created from our combination (the “Merger”) with Sirius Group, a global multi-line insurer and reinsurer. Headquartered in Bermuda with offices in New York, Stockholm, London, Hamburg, Zurich, Liege and Singapore. SiriusPoint has a global platform that provides insurance and reinsurance solutions services to clients and brokers on a worldwide basis through its operating subsidiaries, with access to admitted and non-admitted paper in Europe, the United States, Bermuda and Lloyd’s of London. SiriusPoint’s insurance lines include: Environmental, Property, Energy, Workers’ Compensation and Aviation and Space. SiriusPoint’s reinsurance lines include: Life, Accident and Health, Property, Marine and Energy, Casualty, Aviation and Space and Credit and Bond. SiriusPoint also offers Runoff solutions. As of the closing of the Merger on February 26, 2021, SiriusPoint had over $3.0 billion in initial capital.
SiriusPoint is listed on the NYSE (SPNT). Its principal executive offices are located at Point House, 3 Waterloo Lane, Pembroke, Bermuda HM 08, and its main telephone number is (441) 542-3300.

Use of Proceeds
Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

Description of Share Capital
The following description of our Common Shares and preference shares, $0.10 par value per share (“Preference Shares”), in this prospectus is a summary. When we, or one or more selling security holders to be identified in a prospectus supplement, offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of the Common Shares and Preference Shares may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.
The following description does not purport to be complete and is qualified in its entirety by reference to any prospectus supplement, the SiriusPoint memorandum of association (the “Memorandum of Association”) and the SiriusPoint bye-laws (the “Bye-Laws”), and to the applicable provisions of Bermuda law and to the listing rules of the NYSE. You should carefully read these documents for a full description of the terms of such securities. See “Where You Can Find More Information” for information on how to obtain copies of our Memorandum of Association and our Bye-Laws.
Capitalization
Our authorized share capital consists of 300,000,000 Common Shares and 30,000,000 Preference Shares. As of April 30, 2021, we had 161,590,077 Common Shares issued and outstanding, including 2,985,900 restricted shares, 11,720,987 Series A Preference Shares issued and outstanding and 8,000,000 Series B Preference Shares issued and outstanding. As of April 30, 2021, we had reserved up to 38,529,974 Common Shares issuable upon the conversion, exercise, exchange or settlement of other outstanding classes of securities. As of April 30, 2021, a total of 30,509,507 Common Shares were reserved for issuance under our current share incentive plans and in connection with restricted share award agreements entered into between us and certain of our employees and directors. As of April 30, 2021, there were share options outstanding (subject to vesting) for 10,580,961 Common Shares.
Preference Shares
Pursuant to Bermuda law and our Bye-Laws, the SiriusPoint Board of Directors (the “Board”) by resolution may establish one or more series of Preference Shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of SiriusPoint. The specific terms of Preference Shares will be described in a prospectus supplement.
Common Shares
Our Common Shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange.
Dividend Policy
The Board may, subject to Bermuda law and our Bye-Laws, declare a dividend to be paid to our shareholders as of a record date determined by the Board, in proportion to the number of shares held by such holder. No unpaid dividend shall bear any interest.
Voting Rights
In general, and subject to the adjustments described below, shareholders have one vote for each Common Share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.
Under our Bye-Laws, if, and so long as, the votes conferred by the “Controlled Shares” (as defined below) of any person would otherwise cause such person (or any other person) to be treated as a “9.5% Shareholder” (as defined below) with respect to any matter (including, without limitation, election of directors), the votes conferred by the Controlled Shares owned by shareholders of such person’s “Controlled Group” (as defined below) will be reduced (and will be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person will not result in any other person being treated as a 9.5% Shareholder with respect to the vote on such matter. These reductions will be made pursuant to formulas provided in our Bye-Laws, as applied by the Board within its discretion.
“Controlled Shares” means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code).
“Controlled Group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the Controlled Shares of such person.
“9.5% Shareholder” means a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares.
In addition, our Bye-Laws provide that the Board may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that the Board reasonably determines, by the affirmative vote of a majority of the directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any shareholder or its affiliates; provided that the Board will use reasonable efforts to ensure equal treatment to similarly situated shareholders to the extent possible under the circumstances.
Our Bye-Laws authorize us to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a shareholder fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the Board may eliminate the shareholder’s voting rights. A shareholder will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of the Controlled Shares.
Our Bye-Laws also provide that if CM Bermuda Limited, a Bermuda exempted company limited by shares (“CM Bermuda”), its “Affiliates” and its “Related Persons” (each as defined in the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and CM Bermuda, filed as Exhibit 4.5 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, and, together with CM Bermuda, the “Investor Affiliated Group”) beneficially own Common Shares or any other authorized or other common shares of SiriusPoint which would cause the Investor Affiliated Group to be treated as the beneficial owner of votes in excess of 9.9% of the votes conferred by all of our issued and outstanding shares with respect to any matter at a general shareholder meeting, then such votes will be reduced by whatever amount is necessary so that after such reduction and giving effect to the reallocation of voting power to other holders of Common Shares, the votes conferred by the Common Shares or any of our other authorized or other common shares that are beneficially owned by the Investor Affiliated Group are equal to, and not less than, 9.9% of the total outstanding vote of such shares with respect to such matter.
Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.
Certain Bye-Law Provisions
The provisions of our Bye-Laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that an investor might consider in its best interest, including an attempt that might result in its receipt of a premium over the market price for its shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board, which could result in an improvement of such persons’ terms.
Number of Directors
Our Bye-laws provide that the Board shall consist of such number of directors, not fewer than five directors, as the Board may from time to time determine in its sole discretion, up to a maximum of thirteen directors.
Classified Board of Directors
In accordance with the terms of our Bye-Laws, our Board is divided into three classes, Class I, Class II and Class III. Directors hold office for a three year term. If the number of directors is changed, any increase or decrease is apportioned by our Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director of any class elected to fill a vacancy holds office for a term that coincides with the remaining term of the other directors of that class, but in no case does a decrease in the number of directors shorten the term of any director then in office. A director holds office until the annual general meeting for the year in which his term expires, subject to conditions of our Bye-Laws. Our Bye-Laws further provide that the authorized number of directors may only be changed by resolution of our Board. Additionally, our Board has the power to fill vacancies on the Board as a result of death, disability, disqualification or resignation or as a result of an increase in the size of the Board. This allows our Board to elect a class director to fill a vacant class seat (created by any increase in the number of directors on the Board), without the need to wait for the expiry of such class of director’s three year term. Any appointment by our Board to fill a vacancy on the Board is for a term of office equal to the remainder of the full term of the class of directors to which the director was appointed or in which the vacancy was created from any increase in the number of directors, as the case may require.
Removal of Director
Our directors may be removed only for cause by the affirmative vote of the holders of at least 50% of SiriusPoint’s voting shares. Any vacancy on our Board resulting from the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, by our Board. A director who is appointed by our Board to fill the vacancy resulting from the removal of a director shall hold office for the remainder of the full term of the class of directors of the removed director.
No Shareholder Action by Written Consent
Our Bye-Laws provide that shareholder action may be taken only at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Failure to satisfy any of the requirements for a shareholder meeting could delay, prevent or invalidate shareholder action.
Shareholder Advance Notice Procedure
Our Bye-Laws establish an advance notice procedure for shareholders depending on whether the shareholders are nominating candidates for election as directors or whether the shareholders are bringing other business before either an annual general meeting or special general meeting of the shareholders. For nominations of persons for election to our Board, to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 70 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs. For proposals of business other than the nominations of persons for election to our Board to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than ten days following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting, not later than seven days following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs.
For nominations of persons for election to our Board, the notice must include the following information:
•	as to each person whom the shareholder proposes to nominate for election as a director:
•	written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;
•	the name, age, business address and residential address of the person;
•	the principal occupation or employment of the person;

•	the class or series and number of shares which are owned beneficially or of record by the person; and
•
any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•	as to the shareholder giving the notice:
•	the name and record address of such shareholder;
•	the class or series and number of shares of SiriusPoint which are owned beneficially or of record by such shareholder;
•
a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named, in its notice; and
•
any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

For other proposals of business to be brought before the general meeting, as to each matter, the notice must include the following information:
•
a brief description of the business desired to be brought before the general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bye-laws, the language of the proposed amendment) and the reasons for conducting such business at the general meeting;

•	the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the business is being proposed;
•
the class or series and number of shares of SiriusPoint which are registered in the name of or beneficially owned by such shareholder and such beneficial owner (including any shares as to which such shareholder or such beneficial owner has a right to acquire ownership at any time in the future);

•
a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such shareholder or such beneficial owner, the purpose or effect of which is to give such shareholder or such beneficial owner economic risk similar to ownership of shares of SiriusPoint;

•
a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such shareholder or such beneficial owner (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares), the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any shares or any class or series of shares of SiriusPoint, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder or beneficial owner, or which provides, directly or indirectly, such shareholder or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares or any class or series of shares of SiriusPoint;

•
a description of all agreements, arrangements, understandings or relationships between such shareholder or such beneficial owner or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder or such beneficial owner or any of their respective affiliates or associates in such business;

•	a representation that such shareholder intends to appear in person or by proxy at the general meeting to bring such business before the general meeting;

•
a representation as to whether such shareholder or any such beneficial owner intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to shareholders of at least the percentage of the voting power of our issued and outstanding shares required to pass such proposed business and/or (B) otherwise solicit proxies from shareholders in support of such proposed business; and

•	such other information relating to the proposed business as we may reasonably require.
Amendments to Memorandum of Association and Bye-Laws
Amendments to our Bye-Laws require an affirmative vote of majority of our Board and a majority of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders. Amendments to the Memorandum of Association require an affirmative vote of majority of our Board and 66.67% of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders. Our Bye-Laws also provide that specified provisions of the Bye-Laws may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66.67% of the issued and outstanding shares then entitled to vote at any annual or special general meeting of shareholders, including the provisions governing voting, the election of directors, the classified Board, director removal and amendments to the Bye-Laws and Memorandum of Association.
In addition, no amendment to our Bye-Laws or Memorandum of Association which would have a material adverse effect on the rights of Daniel S. Loeb may be made without his consent, but only for so long as he holds a number of shares equal to at least 25% of the total number of shares held by such party on December 22, 2011.
These provisions make it more difficult for any person to remove or amend any provisions in the Memorandum of Association and Bye-Laws that may have an anti-takeover effect.
Business Combinations
Our Bye-Laws provide that we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of three years following the time that the shareholder became an interested shareholder without the approval by our Board and the authorization at an annual or special general meeting by the affirmative vote of at least 66.67% of the issued and outstanding voting shares that are not owned by the interested shareholder unless:
•
prior to the time that the person became an interested shareholder, our Board approved either such business combination or the transaction which resulted in the person becoming an interested shareholder; or

•
upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the number of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

Our Bye-Laws define “business combination” to include the following:
•	any merger or consolidation of SiriusPoint with the interested shareholder or its affiliates;
•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of our assets involving the interested shareholder;
•	subject to specified exceptions, any transaction that results in the issuance or transfer by us of any share of ours to the interested shareholder;
•	any transaction involving us that has the effect of increasing the proportionate share of any class or series of its shares beneficially owned by the interested shareholder; or
•	any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.
An “interested shareholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of our issued and outstanding voting shares.
In respect of any business combination to which the restrictions in our Bye-Laws do not apply but which the Companies Act 1981 of Bermuda (the “Companies Act”) requires to be approved by the shareholders, the necessary shareholders’ approval is the affirmative vote of a majority of the votes cast for any business combination which has been approved by our Board, but where such business combination has not been approved by our Board, the necessary shareholders’ approval requires the affirmative vote of shares carrying not less than 662∕3% of the total voting rights of all issued and outstanding shares. The same shareholder approval thresholds also apply in respect of any merger or amalgamation which is not considered a “business combination” but which the Companies Act requires shareholder approval.
Consent to Special Actions
Pursuant to the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and Daniel S. Loeb, filed as Exhibit 4.6 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, we shall not, and shall cause our subsidiaries not to, enter into any transaction with any (i) affiliate of ours, (ii) shareholder and/or director, officer, employee, and/or affiliate of any shareholder and/or (iii) director, officer, employee, and/or affiliate of any of the foregoing without the prior written consent of Daniel S. Loeb for so long as he holds shares representing at least 25% of the shares respectively held by him on December 22, 2011.
Meetings of Shareholders
Our annual general meeting will be held each year. A special general meeting will be held when, in the judgment of the Chairman, any two of our directors, any director and our Secretary or our Board, such a meeting is necessary. In addition, upon receiving a requisition from holders of at least 1/10th of our voting shares, our Board shall convene a special general meeting. At least two or more persons representing more than 50% of SiriusPoint’s aggregate voting power must be present to constitute a quorum for the transaction of business at a general meeting; provided that if we shall at any time have only one shareholder, one shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. As determined according to certain adjustments of voting power specified in our Bye-Laws (see “— Voting Rights”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.
Transfer Agent and Registrar
The transfer agent and registrar for Common Shares and Preference Shares is Computershare Trust Company, N.A.
Listing
Common Shares are listed on the NYSE under the symbol “SPNT”.

Description of Debt Securities
The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The specific terms applicable to the debt securities and any variations from the terms set forth below will be set forth in the prospectus supplement relating to such debt securities.
General
We may offer, from time to time, senior debt securities directly to the public or as part of a unit. We may issue the senior debt securities in one or more series under a Senior Indenture to be entered into between SiriusPoint, as issuer, and The Bank of New York Mellon, as trustee. The indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indenture.
The following description of the terms of the indenture is a summary. It summarizes only those portions of the indenture that we believe will be most important to your decision to invest in the debt securities. You should keep in mind, however, that it is the indenture, as supplemented by any applicable supplemental indenture, and not this summary, that defines your rights as a holder of the debt securities of a particular series. There are other provisions in the indenture and any applicable supplemental indenture that may also be important to you. You should read the indenture and any applicable supplemental indenture for a full description of the terms of the debt securities.
Whenever we refer to particular provisions or terms of the indenture in this prospectus or in any prospectus supplement, such provisions or terms are incorporated by reference herein or in the prospectus supplement relating to such debt securities.
Ranking
The debt securities will be our unsecured and senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and senior indebtedness. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the debt securities will effectively rank junior to any of our future secured debt to the extent of the value of the assets securing such debt.
Since SiriusPoint is a holding company, most of its operating assets are owned by its subsidiaries. SiriusPoint will rely primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding obligations and corporate expenses. Accordingly, any debt securities SiriusPoint issues will be effectively subordinated to all existing and future liabilities of SiriusPoint’s subsidiaries, and you should rely only on the assets directly held by SiriusPoint for payments on those debt securities. In addition, the payment of dividends by SiriusPoint’s subsidiaries are limited under the applicable insurance laws and regulations of Bermuda.
The operating subsidiaries of SiriusPoint are separate and distinct legal entities and have no obligation to pay any amounts due on the debt securities or to provide SiriusPoint with funds for its payment obligations, whether by dividends, distributions, loans or other payments. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by SiriusPoint’s subsidiaries to SiriusPoint could be subject to statutory or contractual restrictions. Moreover, since certain of SiriusPoint’s subsidiaries are insurance companies, their ability to pay dividends to SiriusPoint is subject to regulatory limitations. See “Business — Regulation” in Third Point Reinsurance Ltd.’s (“TPRE”) (n/k/a SiriusPoint Ltd.) Form 10-K for the year ended December 31, 2020.
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the indenture does not limit us from incurring or issuing other secured or unsecured debt under the indenture or any other indenture that we may have entered into or enter into in the future. See the prospectus supplement relating to any offering of debt securities.
Terms of the Debt Securities
We may issue the debt securities in one or more series through a supplemental indenture that supplements the indenture or through a resolution of our board of directors or an authorized committee of our board of directors, or a certificate of an authorized officer of SiriusPoint.

You should refer to the prospectus supplement relating to such debt securities for the specific terms of the debt securities. These terms may include the following:
•	the title of the debt securities;
•
any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series);

•	the stated maturity of the debt securities of the series;
•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
•
the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders of debt securities of the series to whom interest is payable on any such interest payment dates;

•
whether the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to any index, formula, or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner in which such amounts shall be determined;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable;
•
the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option, and the manner in which the particular debt securities of such series (if less than all debt securities of such series are to be redeemed) are to be selected for redemption;

•
our obligation, if any, to redeem, repay or purchase the debt securities of a series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;
•
if other than the full principal amount thereof, the portion, or methods of determining the portion, of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•
if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•	provisions granting special rights to holders of the debt securities of the series upon the occurrence of specific events;
•	any deletions from, modifications of or additions to the events of default or our covenants provided for with respect to the debt securities of the series;
•
if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible and, if other than by a resolution of our board of directors, the manner in which any election by us to defease such debt security shall be evidenced;

•
whether the debt security of the series will be convertible or exchangeable into our common shares or our other securities or property and, if so, the terms and conditions upon which such debt security will be so convertible or exchangeable, including the conversion or exchange price or method of determining the conversion or exchange price and the conversion or exchange period;

•
whether the debt security of the series are issuable as a global security and, in such case, the identity of the depositary for such series and the terms and conditions upon which global securities may be exchanged for certificated debt securities;

•	the forms of the debt security of the series;
•	any special tax implications of the debt security of the series, including any provisions for original issue discount securities, if offered;
•	any change in the right of the trustee or the requisite holder to declare the principal amount thereof due and payable;
•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities of the series;
•	any restrictions on the registration, transfer or exchange of the debt securities of the series; and
•	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as described in “Modification and Waiver” herein).
Optional Redemption
The debt securities we may offer will not be subject to any sinking fund unless otherwise set forth in the prospectus supplement relating to such debt securities.
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, we may, at our option and at any time, redeem any series of debt securities, in whole or in part, at a redemption price equal to the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the redemption date. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, we may redeem debt securities in part only in the amount of $2,000 or integral multiples of $1,000 in excess thereof.
Notice of any redemption will be mailed (or, if the debt securities of the applicable series are represented by one or more global notes, transmitted in accordance with DTC standard procedures therefor) at least 10 days but not more than 60 days before the redemption date to each holder of the debt securities of the applicable series to be redeemed; provided, however, that any notice of redemption may be sent more than 60 days prior to a redemption date if such notice is issued in connection with a defeasance or a satisfaction and discharge. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable series of debt securities called for redemption and all rights under such debt securities of the applicable series will terminate.
The notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above. If less than all of the debt securities of a series are to be redeemed, the trustee shall select the debt securities or portions of the debt securities to be redeemed by lot or in such other manner as the trustee shall deem appropriate and fair in accordance with DTC procedures. Such debt securities of such series may be selected in amounts of $2,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any debt securities of such series to be redeemed in part will not be less than $2,000), and the trustee shall thereafter promptly notify us in writing of the numbers of debt securities of the series to be redeemed, in whole or in part; provided that, if the debt securities of such series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.
Special Payment Terms of the Debt Securities
We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the prospectus supplement relating to such debt securities.
The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the prospectus supplement relating to such debt securities.

If we use any index to determine the amount of payments of principal of and premium, if any, on any series of debt securities, we will also describe in the prospectus supplement relating to such debt securities the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.
Denominations, Registration and Transfer
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, we will issue the debt securities in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate, except as we may describe in the prospectus supplement relating to such debt securities. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indenture.
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the trustee will be the security registrar with respect to the debt securities issued under the indenture. We may at any time rescind the designation of any registrar that it initially designates or approve a change in the location through which the registrar acts. We will specify the registrar with respect to debt securities of any particular series in the prospectus supplement relating to the debt securities of that series.
Consolidation, Merger, Transfer of Assets and Other Transactions
So long as any debt securities are outstanding, SiriusPoint may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of, SiriusPoint’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with SiriusPoint, in each case unless:
•
SiriusPoint is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than SiriusPoint, is organized and validly existing under the laws of Bermuda, the United Kingdom, the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of SiriusPoint’s obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and
•	SiriusPoint delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the indenture.
This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the shares, assets or liabilities of any of SiriusPoint’s direct or indirect wholly-owned subsidiaries to SiriusPoint or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of SiriusPoint’s direct or indirect wholly-owned subsidiaries (including Third Point Re (USA) Holdings Inc., Sirius International Insurance Group, Ltd., Sirius International Group, Ltd. and Sirius International Holdings, Ltd.) with and into SiriusPoint.
Events of Default, Notice and Waiver
The following shall constitute “events of default” under the indenture with respect to each series of the debt securities:
•	our failure to pay any interest on any debt securities of such series when due and payable, continued for 30 days;
•
our failure to pay principal of or premium, if any, on any debt securities of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•
our failure to observe or perform any other of the covenants or agreements with respect to the debt securities of such series for 90 days after written notice of such failure is given to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the then outstanding debt securities of such series;

•
certain defaults with respect to our indebtedness for money borrowed which result in a principal amount in excess of $150 million becoming or being declared due and payable prior to the date on which it would have otherwise become due and payable; and

•	certain events of bankruptcy, insolvency or our reorganization.
If an event of default with respect to any debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; provided further that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt security of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Any past default under the indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series, outstanding under the indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
The trustee is required, within 90 days after the occurrence of a default with respect to a series of debt securities of which it has received written notice and which is continuing with respect to the debt securities of such series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
The trustee may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of the debt securities of any series may institute any action against us under the indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on the debt securities) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding shall have requested the trustee to institute such action, (iii) such holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60 day period, the holders of a majority of the debt securities of such series do not give the trustee a direction inconsistent with the request.
We will be required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under the indenture. If we are in default, such statement shall specify all such defaults and the nature and status thereof of which we may have knowledge. We will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.
Defeasance and Covenant Defeasance
We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. We may exercise our defeasance option with respect to the debt securities notwithstanding its prior exercise of its covenant defeasance option.
Modification and Waiver
Under the indenture, we and the trustee may supplement the indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of the debt securities of a series, without the consent of those holders. We and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series, voting as a single class. However, the indenture will require the consent of each holder of debt securities of a series that would be affected by any modification that would:
•
extend the fixed maturity of any debt securities of such series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change our obligation to maintain an office or agency and for the purposes specified in the indenture;
•	reduce the amount of principal payable upon acceleration of the maturity thereof;
•	change the currency in which any debt security or any premium or interest is payable;
•	impair the right to enforce any payment on or with respect to any debt security;
•
reduce the percentage in principal amount of outstanding debt securities of such series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reduce the requirements contained in the indenture for the consent of holders of the debt securities of such series; or
•	modify any of the above provisions.
The indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series to waive our compliance with certain covenants contained in the indenture.
Satisfaction and Discharge
The indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:
•	have become due and payable;
•	will become due and payable at their stated maturity within one year of deposit; or
•
have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and (1) we deposit, or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, (2) we have paid all other sums payable us with respect to the debt securities, and (3) we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the debt securities have been complied with, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture, including our compensation and indemnification obligations in favor of the trustee.
Payment and Paying Agents
Payment of interest on the debt securities of a particular series on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for the interest payment.
Principal, interest and premium, if any, on the debt securities of a particular series will be payable in U.S. dollars at the office of the paying agent that we designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register or by wire transfer in accordance with the indenture.
Initially, the trustee will act as paying agent for payments with respect to the debt securities of each series.
Subject to applicable law, all moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt securities of each series which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Relationship with the Trustee
The Bank of New York Mellon will serve as the trustee, security registrar and paying agent under the indenture. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee.

Description of Depositary Shares
The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of Common Shares or Preference Shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.
General
We may issue depositary shares that represent Common Shares or Preference Shares. The Common Shares or Preference Shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable Common Shares or Preference Shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the Common Shares or Preference Shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
We may, at our option, elect to offer fractional shares of Common Shares or Preference Shares, rather than full Common Shares or Preference Shares. In the event we exercise this option, we will issue receipts for depositary shares to the public, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a Common Share or a share of a particular series of Common Shares or Preference Shares as described below.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited Common Shares or Preference Shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited Common Shares or Preference Shares to the record holders of depositary shares relating to the Common Shares or Preference Shares, in proportion to the numbers of the depositary shares owned by such holders.
In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Redemption or Repurchase of Shares
Subject to the Companies Act, if a series of Common Shares or Preference Shares represented by depositary shares is to be redeemed or repurchased, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of each series of Common Shares or Preference Shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption or repurchase price per share payable in respect of the Common Shares or Preference Shares so redeemed or repurchased. Whenever we redeem or repurchase Common Shares or Preference Shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing Common Shares or Preference Shares redeemed or repurchased. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.
Withdrawal of Shares
Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of Common Shares or Preference Shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of Common Shares or Preference Shares on the basis described in an applicable prospectus supplement for such series of Common Shares or Preference Shares, but holders of whole Common Shares or Preference Shares will not thereafter be entitled to deposit the Common Shares or Preference Shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole Common Shares or Preference Shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Common Shares or Preference Shares
Upon receipt of notice of any meeting at which the holders of any series of deposited Common Shares or Preference Shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of Common Shares or Preference Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of Common Shares or Preference Shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Common Shares or Preference Shares represented by the holder’s depositary shares.
The depositary will attempt, insofar as practicable, to vote the amount of such series of Common Shares or Preference Shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the Common Shares or Preference Shares to the extent it does not receive specific instructions from the holder of depositary shares representing the Common Shares or Preference Shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing Common Shares or Preference Shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of Common Shares or Preference Shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Common Shares or Preference Shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:
•	all outstanding depositary shares have been redeemed; or
•	a final distribution in respect of the Common Shares or Preference Shares has been made to the holders of depositary shares in connection with any of our liquidation, dissolution or winding up.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of Common Shares or Preference Shares and any redemption or repurchase of the Common Shares or Preference Shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of Common Shares or Preference Shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares are paid by the holders thereof.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous
The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited Common Shares or Preference Shares.
Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, Common Shares or Preference Shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants
We may issue warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.
General
We may issue warrants to purchase Common Shares, Preference Shares, depositary shares, debt securities, or other securities described in this prospectus, or any combination thereof, which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:
•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies in which the price of the warrants may be payable;
•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;
•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);
•	whether the warrants will be issued in registered form or bearer form;
•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;
•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants;
•	the identify of the warrant agent; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase for cash the principal amount of underlying warrant securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.
Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Description of Units
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
The prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	whether the units will be issued in fully registered or global form.
The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

Description of Share Purchase Contracts
We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our Common Shares, Preference Shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Common Shares, Preference Shares or depositary shares. The number and price per share of our Common Shares, Preference Shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any share purchase contract and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts. The purchase contract agreement will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of share purchase contracts.

Plan of Distribution
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In addition, selling security holders may sell securities under this prospectus in any of these ways. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement to or through underwriters in a public offering.
The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.
Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may from time to time offer debt securities directly to institutional or other investors, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.
Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically, the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.
The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.
If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

Validity of Securities
The validity of the Common Shares and Preference Shares offered by us hereby will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Unless we state otherwise in the applicable prospectus supplement, the validity of the securities offered by us hereby other than the Common Shares and Preference Shares, as well as certain other legal matters, will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect to the securities offered by us hereby may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.
Experts
The consolidated financial statements of Third Point Reinsurance Ltd. appearing in Third Point Reinsurance Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Third Point Reinsurance Ltd.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young Ltd., an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements of Third Point Enhanced LP appearing in Third Point Reinsurance Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The audited historical financial statements of Sirius International Insurance Group, Ltd. included in Exhibit 99.1 of SiriusPoint Ltd.’s Current Report on Form 8-K dated May 7, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information
We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the website is http://www.sec.gov. We also maintain a website at www.siriuspt.com. None of the information contained on, or that may be accessed through, our website or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC relating to the securities to be offered and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated or deemed to be incorporated by reference into this prospectus or any accompanying prospectus supplement, reference is made to the exhibits for a more complete description of the matter involved. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

Incorporation of Certain Information By Reference
We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021 (SEC File No. 001-36052);
•	Current Reports on Form 8-K filed with the SEC on February 23, 2021, February 26, 2021, March 18, 2021 and May 7, 2021; and
•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2021 (SEC File No. 001-36052).
All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.
You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus.
You may request copies of any of the documents incorporated or deemed to be incorporated by reference in this prospectus, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, by written or oral request directed to SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke, Bermuda HM 08, Telephone: (441) 542 3300 or the Investor Relations portion of our website at https://investors.siriuspt.com/overview/default.aspx or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.”

$

SiriusPoint Ltd.

$    % Senior Notes due
PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BMO Capital Markets	HSBC	Jefferies	J.P. Morgan